ITEM 1. BOND PERIOD: from 12:01 a.m. on 07/01/2008 to 12:01 a.m. on 07/01/2009
ITEM 2. LIMIT OF LIABILITY AT INCEPTION: $25,000,000 and $25,000,000 in the Aggregate (National Union Fire Insurance Company of Pittsburgh, PA (AIG) Investment Company Blanket Bond Insuring Agreements A, C, D, E, F, G, J, L, M.)
ITEM 3. UNDERLYING COVERAGE:
ITEM 4. Coverage provided by this Bond is subject to the following attached Rider(s): No. 1 and 2
ITEM 5. By acceptance of this Bond, you give us notice canceling prior Bond No. FS 559-46-74 — 00, the cancellation to be effective at the same time this Bond becomes effective.

FIDELITY/CRIME DIVISION
FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE
The Great American Insurance Company, herein called the UNDERWRITER
Bond Number: FS 559-46-74 — 01
Name and Address of Insured:	Allianz Funds 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660
The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the Insured, and subject to the terms and conditions of the underlying coverage scheduled in ITEM 3 below, as excess and not contributing insurance, agrees to pay the Insured for loss which:
(a)	Would have been paid under the Underlying but for the fact that such loss exceeds the limit of liability of the Underlying Carrier (s) listed in Item 3, and

(b)	for which the Underlying Carrier (s) has (have) made payment, and the Insured has collected the full amount of the expressed limit of the Underlying Carrier’s (s) liability.

ITEM 1.	BOND PERIOD: from 12:01 a.m. on 07/01/2008 to 12:01 a.m. on 07/01/2009

(inception)	(expiration)
ITEM 2. LIMIT OF LIABILITY AT INCEPTION:	$25,000,000 and $25,000,000 in the Aggregate (National Union Fire Insurance Company of Pittsburgh, PA (AIG) Investment Company Blanket Bond Insuring Agreements A, C, D, E, F, G, J, L, M.)

ITEM 3.	UNDERLYING COVERAGE:

A)	CARRIER:	National Union Fire Insurance Company of Pittsburgh, PA
	LIMIT:	$25,000,000 and $25,000,000 in the Aggregate subject to a $250,000 deductible.
	BOND NUMBER:	621-4333
	BOND PERIOD:	07/01/2008 — 07/01/2009

ITEM 4.	Coverage provided by this Bond is subject to the following attached Rider(s): No. 1 and 2

ITEM 5.	By acceptance of this Bond, you give us notice canceling prior Bond No. FS 559-46-74 — 00, the cancellation to be effective at the same time this Bond becomes effective.
In witness whereof, the UNDERWRITER has caused this certificate to be signed by an Attorney-in-Fact of the UNDERWRITER this 19th day of March, 2009.

THE GREAT AMERICAN INSURANCE COMPANY
By:	/s/ Illegible
(Attorney-in-Fact)

Excess Follow Form Certificate 10/2007 ed.	One Waterside Crossing, Windsor, CT 06095 Member of American Financial Group

FIDELITY/CRIME DIVISION
RIDER NO. 1
DROP DOWN RIDER
To be attached to and form part of Excess Follow Form Bond No. FS 559-46-74 — 01
In favor of Allianz Funds
It is agreed that:
The attached bond is amended by adding an additional Condition as follows:
1.	All Underlying Coverage detailed in ITEM 3 of the Declarations shall be maintained in full force and effect during the period of this Bond, except for any reduction in the aggregate limits contained therein solely by payment of claims, including court costs and attorneys fees.

2.	If by reason of the payment of any claim or claims by the Underwriter during the period of this coverage, which reduces the aggregate limits of the underlying coverage, this Bond shall respond excess over the Single Loss Limits of Liability of the Underlying Carrier(s) named in Item 3 of the Declarations until the reduced Annual Aggregate Limits are exhausted; and in such event, this Bond shall continue in force as Primary Bond, and the Deductible set forth on the Declarations Page of the Primary Bond shall apply to this Bond.

3.	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached Bond other than as above stated

4.	This rider shall become effective as of 12:01 a.m. on 07/01/2008 standard time as specified in the Bond.
One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group

FIDELITY/CRIME DIVISION
RIDER NO. 2
CALIFORNIA PREMIUM RIDER
To be attached to and form part of Bond No. FS 559-46-74 — 01 in favor of Allianz Funds
It is agreed that:
1.	In compliance with the ruling of the Commissioner of Insurance of the State of California and the Opinion of the Attorney-General of that State requiring that the premium for all bonds or policies be endorsed thereon, the basic premium charged for the attached bond for the period

From:	07/01/2008

To:	07/01/2009

Is:	Thirty Five Thousand Five Hundred Thirty and 00/100 Dollars ($35,530.)
2.	This rider shall become effective as of 12:01 a.m. on 07/01/2008 standard time.
One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group